EXHIBIT 23.1(b)

                               Stephan Diamond
                              Public Accountant
                       1200 Shepard Ave., East, Suite 203
                          North York, Ontario M2K 2S5
                                416-494-4899



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent certified accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 2003 of Osprey Gold Corp., and to all references to our Firm included in this registration statement.



April 16, 2004          /s/ Stephan Diamond
                        ---------------------------
			   STEPHAN DIAMOND
			     Public Accountant


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